Exhibit 99.1
July 30, 2009
Dear Stockholder,
The purpose of this letter is to provide you with important information concerning your investment in Grubb & Ellis Healthcare REIT, Inc. (to be named Healthcare Trust of America, Inc. by August 28, 2009) (the “Company”). We have been receiving many questions about our transition and about our self-management structure. In an effort to answer these questions and provide you with up-to-date information, the Company has put together a Q & A for its stockholders attached hereto. We are excited about our future as a self-managed company. Our management team and employees are 100% dedicated and focused on providing substantial value to our stockholders. We appreciate and value your trust, patience and confidence in us.
Sincerely,
Scott D. Peters
President & CEO

Grubb & Ellis Healthcare REIT, Inc. Transition to

Healthcare Trust of America, Inc.
Who is Healthcare Trust of America?
We are a non-listed REIT formed on April 20, 2006 focused on medical office buildings and healthcare-related facilities. We are currently known as Grubb & Ellis Healthcare REIT, Inc. However, we are in the process of changing our name, effective August 28, 2009. After this change, we will be the same company, with the same portfolio, with the same CEO and independent Board of Directors.
Where is the headquarters of Healthcare Trust of America, Inc. located?
Healthcare Trust of America, Inc.’s headquarters is located in Scottsdale, AZ.
What has changed?
In late 2008, the independent Board of Directors decided to transition to a self-managed REIT. This management model is based on internal management, rather than relying on an external advisor. The Board of Directors’ decision to move to self-management resulted from an extensive in-house study conducted by the Board and the CEO, which was aimed at determining what was in the best interests of the REIT and its stockholders. A key part of this in-house study was to look at management models, including the self-management model. As part of this study, the Board utilized nationally recognized consulting experts and legal counsel.
This self-management model is commonly used by publicly-traded REITs. This management model has many benefits. It is performance driven. It eliminates the substantial fees associated with an external advisor. We started this transition in the fourth quarter of 2008. It is effectively completed and we consider ourselves to be self-managed. On August 29, 2009, Realty Capital Securities (“RCS”) will be taking over as the dealer-manager for the Company (subject to regulatory approval). DST Systems, Inc. (“DST”) will handle both investor and broker-dealer account services.
Does the change to Self-Management change the decision making of this REIT?
No. From day one, all key decisions of the REIT have been made by the CEO, Scott Peters, and the Board of Directors. The role of our Advisor was not to manage, but to provide various advisory services to the REIT.
What is the cost structure of the REIT going forward?
Under our self-management structure, we will no longer pay asset management fees (50 basis points on gross assets), acquisition fees (currently 2.5% of the purchase price) or disposition fees (up to 2% of asset sales), to an advisor, except in limited circumstances where acquisition fees may be paid under our advisory agreement. In addition, property management fees (4 - 5% of gross revenue), will be significantly reduced, as we bring in independent, nationally recognized 3rd party property management service providers at a competitive price. We have also eliminated the need to pay an internalization fee to acquire the management functions of an external advisor. We anticipate that our future acquisitions, combined with our future cost savings, will increase our ability to cover our distributions.
What information can you expect regarding this transition?
We have been providing ongoing updates to our stockholders. We will provide broker/dealers our new corporate brochure and marketing materials, outlining information about Healthcare Trust of America, Inc., our continuing investment strategy, our self-management structure and an overview of our management team. In addition, we will have the Healthcare Trust of America, Inc. website live in August at www.htareit.com. On the website, you will be able to access information on the Company’s portfolio, view the most recent Company acquisitions, download the prospectus, SEC filings and broker/dealers will have access to a broker/dealer portal, and their clients’ information. We have previously provided you with a separate letter outlining the details of the transition of your account to DST on August 10, 2009. This DST letter provides all of the pertinent information you will need to make the transition as seamless as possible. Prior to August 9, 2009, you can use the Grubb & Ellis website as you always have for any account information.
Why was DST chosen to provide investor and broker/dealer services?
DST is an industry leader in information processing and computer software services. DST currently provides services to a number of large REITs. We reviewed all of the available service providers and concluded that DST was the best choice for servicing our stockholders and broker dealers who sell our shares. We would appreciate any comments or input you have, as we can make customized changes at DST to accommodate you. DST provides a high level user friendly detailed financial intermediary website, Vision, in which financial intermediaries can manage their client portfolios. The DST website can be accessed 24 hours a day at www.dstvision.com, 7 days a week by or at 1-800-435-4112 by stockholders and designated representatives. The information is updated in real time so it provides you with up to the minute information.
How many employees does the Company currently have?
Currently Healthcare Trust of America, Inc. has 19 employees. We anticipate adding two to four more employees, for a total of 20-22 employees. We plan to add an additional acquisition associate, asset manager and a financial analyst as we continue to grow. It should be noted that all of the Company’s employees are 100% dedicated to the REIT on a full time basis. We have included an organizational chart for the REIT.
What are the costs associated with the transition?
The general estimated overhead, administration and self-management costs (including rent and all employee salaries and benefits) for each of the years ending December 31, 2009 and 2010 will be in the approximate $7-$10 million range. Three key points regarding these expenses are as follows:
•	First, approximately 40% of this amount includes general and administrative costs that the Company would incur under both the externally advised and the self-managed model. From April 28, 2006 (inception) through March 31, 2009, we incurred to our advisor and its affiliates approximately $29,388,000 in acquisition fees; approximately

$9,036,000 in asset management fee; approximately $3,828,000 in property management fees; and approximately $1,145,000 in leasing fees.
•	Second, these costs are a fraction of the overall savings resulting from not being externally advised.
•	Third, these are substantial benefits with a performance driven management model. As an example, our employees work for one entity — the REIT. This results in non-conflicted decision making, which means better decision making and productivity at all levels of our company.
What were the fees and costs incurred under our Advisory Agreement?
As discussed above, under our Advisory Agreement, we paid acquisition fees, asset management fees, property management fees and leasing fees. We are saving millions of dollars in not paying such fees. We expect third party acquisition expenses, including legal fees, due diligence fees and closing costs, to remain approximately the same as under external management. Under our new property management agreements, property management fees have been reduced by more than 60%.
What is the Company’s Asset Management philosophy and who will be responsible for Asset Management?
Our Asset Management model focuses on an extensive ongoing review and proactive program for preserving and growing the assets of the Company. Our physical property assets are directly reviewed and managed by our experienced in-house team. Specifically, Asset Management will be overseen by the CEO (Scott Peters) and by Christopher Balish, the Senior Vice President of Asset Management. Our team also includes two to three senior Asset Managers and their support group. We believe this model is more efficient and more productive than having outside advisors and results in significantly reduced fees. We work with and engage nationally recognized property management groups based on geographic expertise, who are the most highly qualified and the most cost effective. The Company has identified and awarded five nationally recognized property management companies to oversee and manage approximately 60% of the portfolio’s assets; the remaining 40% will be supported in-house.
Who will be responsible for Accounting?
Corporate and property accounting is handled in house by Kellie S. Pruitt, our Chief Accounting Officer, Secretary and Treasurer and Kelly T. Hogan, our Controller and Assistant Secretary and the accounting department that they supervise, which is discussed below. Biographical information for Ms. Pruitt and Ms. Hogan and been filed in our public documents and is included below for your convenience.
How many individuals does the REIT currently have in place in the accounting department and how many people does the REIT intend to hire to perform accounting functions?
The Company has 11 employees in its corporate and property accounting group. In addition, the Company completed a diligent review of its processes and after completing a competitive bidding process, determined it was more efficient and cost beneficial to hire independent third party service providers to perform tax services, tenant billings, accounts receivable, accounts payable and cash disbursements. The cost of such services is included in our estimated overhead, administrative and self-management costs discussed above.
How will the Company manage its portfolio?
We recently completed a competitive bidding process and we have selected five property management groups to serve five geographically diverse territories, as we have defined them. We have not yet announced the results of our selection; however, we will provide the information as soon as the selection is made public. The companies selected are nationally recognized property management groups. We will complete the transition to the new property management companies on August 31, 2009.
How is investor services being handled?
DST will become the transfer agent for the REIT on August 10, 2009. We believe that the move to DST is consistent with our focus on putting the investor first and our goal to provide financial advisors with the tools and information to help them best service their clients. DST will handle both investor services and financial advisor inquiries regarding investments. All of the existing client information has been transferred to DST. We are continuously testing and monitoring the process to ensure accurate, efficient data transfer and a smooth transition. We are dedicated to putting the investor first and providing broker/dealers with the tools they need in the field to service their clients.
Our website www.htareit.com will launch in August. The website will include a portal allowing both investors and financial advisors to log in and view investment information.
What’s the Company’s acquisition philosophy?
The Company’s acquisitions team is led by the CEO, Scott Peters, and Mark Engstrom, Executive VP of Acquisitions and our internal support staff. Mark has 25 years of healthcare-related real estate experience. Each potential acquisition is closely reviewed on an individual basis from start to finish. We have an experienced Investment Committee of the Board of Directors that oversees each deal. In sourcing the best possible acquisitions for the Company, we utilize all national brokerage contacts and expanding relationships with our current tenants. We recognize the importance of being right, both in terms of pricing, tenant quality and physical asset quality. Our deals are negotiated and reviewed at every level. We utilize top legal and other experts.
For more information on our acquisition management team’s experience please see biographical information below.
How many people does the Company need to hire to manage its assets without an external advisor? How far along is the Company as of today?
The Company’s current organizational structure is designed to support an asset base of $2-$3 billion depending on the composition of the assets acquired, and we have hired sufficient personnel to support this asset base. As a result, we now consider ourselves to be self-managed. As we grow, we will add the appropriate staff to accommodate the increased volume at compensation levels commensurate with the duties of the positions added.
Who is your General Counsel?

Our General Counsel is John Nicholson, of Cox Castle & Nicholson. Mr. Nicholson is involved in the daily operations and acquisitions of the Company and has over 30 years of major real estate and healthcare transaction experience.
Will you have a new logo?
Yes. The following will be our new logo:
Biographical information of our management team and board of directors is set forth below:
     Scott D. Peters has served as our Chairman of the Board since July 2006, Chief Executive Officer since April 2006 and President since June 2007. He served as the Chief Executive Officer of Grubb & Ellis Healthcare REIT Advisor, LLC, or REIT Advisor, from July 2006 until July 2008. He served as the Executive Vice President of Grubb & Ellis Apartment REIT, Inc. from January 2006 to November 2008 and served as one of its directors from April 2007 to June 2008. He also served as the Chief Executive Officer, President and a director of Grubb & Ellis Company, or Grubb & Ellis, our sponsor, from December 2007 to July 2008, and as the Chief Executive Officer, President and director of NNN Realty Advisors from its formation in September 2006 and as its Chairman of the Board from December 2007 to July 2008. NNN Realty Advisors became a wholly owned subsidiary of Grubb & Ellis upon its merger with Grubb & Ellis in December 2007. Mr. Peters also served as the Chief Executive Officer of Grubb & Ellis Realty Investors from November 2006 to July 2008, having served from September 2004 to October 2006, as the Executive Vice President and Chief Financial Officer. From December 2005 to January 2008, Mr. Peters also served as the Chief Executive Officer and President of G REIT, Inc., having previously served as its Executive Vice President and Chief Financial Officer since September 2004. Mr. Peters also served as the Executive Vice President and Chief Financial Officer of T REIT, Inc. from September 2004 to December 2006. From February 1997 to February 2007, Mr. Peters served as Senior Vice President, Chief Financial Officer and a director of Golf Trust of America, Inc., a publicly traded REIT. Mr. Peters received a B.B.A. degree in accounting and finance from Kent State University.
     Mark D. Engstrom has served as our Executive Vice President — Acquisitions since July 2009. From February 2009 to July 2009, Mr. Engstrom served as our independent consultant providing acquisition and asset management support. Mr. Engstrom has 22 years of experience in organizational leadership, acquisitions, management, asset management, project management, leasing, planning, facilities development, financing, and establishing industry leading real estate and facilities groups. From 2006 through 2009, Mr. Engstrom was the Chief Executive Officer of Insite Medical Properties, a real estate services and investment company. From 2001 through 2005, Mr. Engstrom served as a Manager of Real Estate Services for Hammes Company and created a new business unit within the company which was responsible for providing asset and property management. Mr. Engstrom graduated in 1983 from Michigan State University with a Bachelor of Arts degree in Pre-Law and Public Administration. In 1987 he graduated with a Masters Degree in Hospital and Healthcare Administration from the University of Minnesota.
     Kellie S. Pruitt has served as our Chief Accounting Officer and principal accounting officer since January 2009 and our principal financial officer since March 2009. She has also served as our Assistant

Secretary since March 2009, as our Treasurer since April 2009 and as our Secretary since July 2009. Ms. Pruitt also served as our Controller for a portion of January 2009. From September 2007 to December 2008, she served as the Vice President, Financial Reporting and Compliance, for Fender Musical Instruments Corporation. Prior to joining Fender Musical Instruments Corporation in 2007, Ms. Pruitt served as Senior Manager at Deloitte & Touche LLP, from 1995 to 2007, serving both public and privately held companies primarily concentrated in the real estate and consumer business industries. She graduated from the University of Texas, where she received a B.A. degree in Accounting and is a member of the AICPA. Ms. Pruitt is a Certified Public Accountant licensed in Arizona and Texas.
     Christopher E. Balish has served as our Senior Vice President of Asset Management since May 2009. Mr. Balish has over 23 years of experience in asset and property management, leasing and organizational development. From September 2006 to May 2009 he served as the First Vice President — Management Services at Lauth Property Group’s 10.8 million square foot portfolio. He also served as the General Manager of the Taubman Group from September 2005 to September 2006 and the Chief Operations Officer of the RMC Property Group from June 2003 to September 2005. Prior to that, he served various other asset management roles at Corporex, Cushman Wakefield and Equity Office Properties. Chris graduated from Western Michigan University in 1984 where he earned a double major for Bachelor of Science in Business Management-Finance and a Bachelor of Science in Communications Arts & Science.
     Kelly T. Hogan has served as our Controller since February 2009 and our Assistant Secretary since July 2009. From 2002 to 2008, she served as an Audit Manager at Deloitte & Touche LLP, in both their Phoenix and Minneapolis offices, where she performed financial statement audits of both public and privately held companies and spent three of those years as an Audit Manager of a publicly registered REIT. Prior to joining Deloitte & Touche LLP in 2002, Ms. Hogan served as an Accountant at Arthur Andersen from 2000 to 2002. She graduated cum laude from the University of St. Thomas in St. Paul, Minnesota with a B.A. degree in Accounting. Ms. Hogan is a Certified Public Accountant licensed in Arizona and Minnesota.
     W. Bradley Blair, II has served as an independent director of our company since September 2006. Mr. Blair served as the Chief Executive Officer, President and Chairman of the board of directors of Golf Trust of America, Inc. from the time of its formation and initial public offering in 1997 as a REIT until his resignation and retirement in November 2007. During such term, Mr. Blair managed the acquisition, operation, leasing and disposition of the assets of the portfolio. From 1993 until February 1997, Mr. Blair served as Executive Vice President, Chief Operating Officer and General Counsel for The Legends Group. As an officer of The Legends Group, Mr. Blair was responsible for all aspects of operations, including acquisitions, development and marketing. From 1978 to 1993, Mr. Blair was the Managing Partner at Blair Conaway Bograd & Martin, P.A., a law firm specializing in real estate, finance, taxation and acquisitions. Currently, Mr. Blair operates the Blair Group consulting practice, which focuses on real estate acquisitions and finance. Mr. Blair received a B.S. degree in Business from Indiana University and a Juris Doctorate degree from the University of North Carolina School of Law. Mr. Blair serves as the chairman of the Investment Committee.
     Maurice J. DeWald has served as an independent director of our company since September 2006. He has served as the Chairman and Chief Executive Officer of Verity Financial Group, Inc., a financial advisory firm, since 1992, where the primary focus has been in both the healthcare and technology sectors. Mr. DeWald also serves as a Director of Mizuho Corporate Bank of California, Advanced Materials Group, Inc. and as Chairman of Integrated Healthcare Holdings, Inc. Mr. DeWald also previously served as a Director of Tenet Healthcare Corporation as well as ARV Assisted Living, Inc. From

1962 to 1991, Mr. DeWald was with the international accounting and auditing firm of KPMG, LLP, where he served at various times as an audit partner, a member of their board of directors as well as the managing partner of Orange County and Los Angeles California offices as well as its Chicago office. Mr. DeWald has served as Chairman and Director of both the United Way of Greater Los Angeles and the United Way of Orange County California. Mr. DeWald received a B.B.A. degree in Accounting and Finance from the University of Notre Dame in Indiana and is a member of its Mendoza School of Business Advisory Council. Mr. DeWald is a Certified Public Accountant. Mr. DeWald serves as chairman of the Audit Committee.
     Warren D. Fix has served as an independent director of our company since September 2006. He is the Chairman of FDW, LLC, a real estate investment and management firm. Mr. Fix also serves as a director of Clark Investment Group, Clark Equity Capital, The Keller Financial Group, First Foundation Bank and Accel Networks. Until November of 2008, when he completed a process of dissolution, he served for five years as the Chief Executive Officer of WCH, Inc., formerly Candlewood Hotel Company, Inc., having served as its Executive Vice President, Chief Financial Officer and Secretary since 1995. During his tenure with Candlewood Hotel Company, Inc., Mr. Fix oversaw the development of a chain of extended-stay hotels, including 117 properties aggregating 13,300 rooms. From July 1994 to October 1995, Mr. Fix was a consultant to Doubletree Hotels, primarily developing debt and equity sources of capital for hotel acquisitions and refinancing. Mr. Fix has been a Partner in The Contrarian Group, a business management company since December 1992. From 1989 to December 1992, Mr. Fix served as President of The Pacific Company, a real estate investment and a development company. During his tenure at The Pacific Company, Mr. Fix was responsible for the development, acquisition and management of an apartment portfolio comprising in excess of 3,000 units. From 1964 to 1989, Mr. Fix held numerous positions, including Chief Financial Officer, within The Irvine Company, a major California-based real estate firm that develops residential property, for-sale housing, apartments, commercial, industrial, retail, hotel and other land related uses. Mrs. Fix was one of the initial team of ten professionals hired by The Irvine Company to initiate the development of 125,000 acres of land in Orange County, California. Mr. Fix is a Certified Public Accountant. He received a B.A. degree from Claremont McKenna College in California and is a graduate of the UCLA Executive Management Program, the Stanford Financial Management Program and the UCLA Anderson Corporate Director Program. Mr. Fix serves as chairman of the Nominating and Corporate Governance Committee.
     Larry L. Mathis has served as an independent director of our company since April 2007. Since 1998 he has served as an executive consultant with D. Peterson & Associates in Houston, Texas, providing counsel to select clients on leadership, management, governance, and strategy and is the author of The Mathis Maxims, Lessons in Leadership. For over 35 years, Mr. Mathis has held numerous leadership positions in organizations charged with planning and directing the future of healthcare delivery in the United States. Mr. Mathis is the founding President and Chief Executive Officer of The Methodist Hospital System in Houston, Texas, having served that institution in various executive positions for 27 years, the last 14 years before his retirement in 1997 as Chief Executive Officer. During his extensive career in the healthcare industry, he has served as a member of the board of directors of a number of national, state and local industry and professional organizations, including Chairman of the board of directors of the Texas Hospital Association, the American Hospital Association and the American College of Healthcare Executives, and has served the federal government as Chairman of the National Advisory Council on Health Care Technology Assessment and as a member of the Medicare Prospective Payment Assessment Commission. From 1997 to 2003, Mr. Mathis was a member of the board of directors and Chairman of the compensation committee of Centerpulse, Inc., and from 2004 to present a member of the board and Chairman of the nominating and governance committee of Alexion Pharmaceuticals, Inc., both U.S. publicly traded companies. Mr. Mathis received a B.A. degree in Social Sciences from Pittsburg

State University in Kansas and an M.A. degree in Health Administration from Washington University in St. Louis. Mr. Mathis serves as chairman of the Risk Management Committee.
     Gary T. Wescombe has served as an independent director of our company since October 2006. He manages and develops real estate operating properties through American Oak Properties, LLC, where he is a Principal. He is also director, Chief Financial Officer and Treasurer of the Arnold and Mabel Beckman Foundation, a nonprofit foundation established for the purpose of supporting scientific research. From October 1999 to December 2001, he was a Partner in Warmington Wescombe Realty Partners in Costa Mesa, California, where he focused on real estate investments and financing strategies. Prior to retiring in 1999, Mr. Wescombe was a Partner with Ernst & Young, LLP (previously Kenneth Leventhal & Company) from 1970 to 1999. In addition, Mr. Wescombe also served as a director of G REIT, Inc. from December 2001 to January 2008 and has served as Chairman of the trustees of G REIT Liquidating Trust since January 2008. Mr. Wescombe received a B.S. degree in Accounting and Finance from California State University, San Jose in 1965 and is a member of the American Institute of Certified Public Accountants and California Society of Certified Public Accountants. Mr. Wescombe serves as chairman of the Compensation Committee.